BGSF, Inc. Reports Third Quarter 2025 Financial Results and
Announced a Stock Buyback Plan

PLANO, Texas – (November 7, 2025) – BGSF, Inc. (NYSE: BGSF), a leading provider of workforce solutions for the specialized Property Management industry, today reported financial results for the third fiscal quarter ended September 28, 2025 and announced a stock buyback plan.

The Board of Directors of BGSF continues to evaluate the best use of excess capital and today the Board approved a stock repurchase program under which BGSF may repurchase up to $5 million of its common stock. The repurchases may take place in the open market, in private transactions, or otherwise, and pursuant to any trading plan that may be adopted in accordance with applicable securities laws and regulations, including Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”). The timing and amount of common stock purchased will depend on a variety of factors, including the availability of common stock, general market conditions, the trading price of the common stock, alternative uses for capital, and BGSF’s financial performance. Open market purchases will be conducted in accordance with Rule 10b-18 under the Exchange Act and applicable legal requirements. The repurchase program does not have an expiration date and may be suspended, terminated, or modified at any time for any reason. The repurchase program does not obligate BGSF to purchase any particular number of shares.

Q3 2025 Highlights from Continuing Operations (results include sequential comparisons to Q2 2025):
•Revenues were $26.9 million for Q3, compared to $23.5 million for Q2. The 14.4% increase from Q2 is primarily driven by increased billed hours from seasonal demand.
•Gross profit was $9.7 million for Q3, up from $8.4 million in Q2, primarily due to higher sales.
•Net loss was $3.1 million, or $0.28 per diluted share for Q3, compared to a net loss of $4.9 million in Q2 or $0.44 per diluted share.
•Adjusted EBITDA1 income was $1.0 million (3.6% of revenues) in Q3 compared to $1.1 million loss (4.9% of revenues) in Q2.
•Adjusted EPS1 income was $0.08 for Q3, compared with Adjusted EPS1 loss of $0.10 for Q2.

SUMMARY OF FINANCIAL RESULTS FROM CONTINUING OPERATIONS
(dollars in thousands, except per share) (unaudited)

	For the Thirteen Week Periods Ended
	September 28, 2025	September 29, 2024	June 29, 2025
Revenues	$26,895	$29,824	$23,506
Gross profit	$9,660	$10,696	$8,410
Gross profit percentage	35.9%	35.9%	35.8%
Operating loss	$(937)	$(1,003)	$(4,425)
Net loss	$(3,078)	$(1,812)	$(4,862)
Net loss per diluted share	$(0.28)	$(0.17)	$(0.44)
Non-GAAP Financial Measures:
Adjusted EBITDA[1]	$980	$75	$(1,145)
Adjusted EBITDA Margin (% of revenue)[1]	3.6%	0.3%	(4.9)%
Adjusted EPS[1]	$0.08	$0.01	$(0.10)
1 Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures as defined and reconciled below.

Interim Co-Chief Executive Officer and Chief Financial Officer, Keith Schroeder, said, “The sale of BGSF's Professional division to INSPYR closed as planned following the shareholder vote on September 4th. Following the closing, the Board of Directors determined that a return to capital to the shareholders was appropriate and we announced and delivered a $2 per share special dividend which was paid on September 30. As part of the Board’s continuing evaluation of the best use of BGSF’s excess capital, today we are announcing a stock buyback plan of up to $5M. The Board believes that purchasing stock at current prices is a good investment for the company and reflects our confidence in BGSF’s long-term strategy. We are now executing the Transition Service Agreement (TSA), which is progressing smoothly and will continue for up to six months or longer to support INSPYR in integrating the business into their operating environment. These services are compensated, and we remain focused on reducing overhead to align with our streamlined, Property Management-focused structure. As expected, our financial results post-close will be somewhat noisy for the next couple of quarters as we transition.”

Interim Co-Chief Executive Officer and Property Management President, Kelly Brown, commented, “The strategic initiatives outlined in the last quarter are continuing as planned. We remain committed to aligning Property Management costs with revenue and are actively investing in tools to enhance performance, which will also provide an opportunity to better align cost with improved financial results. Our AI-powered sales and recruiting technologies are on track to be operational over the next couple of quarters, and we are already seeing early signs of improved efficiency. These efforts, combined with ongoing cost reductions, position us well to drive revenue growth and profitability in the quarters ahead. Following the close of the transaction, we retained an independent consulting firm to complete a thorough assessment of our business and the broader property management workforce solutions market. This external analysis provided valuable insight into market size, competitive positioning, and white space opportunities. As a result, we refined our strategic roadmap and aligned our organization around clear priorities to drive sustainable growth. We anticipate revenue growth in 2026 versus 2025, supported by strong execution of our strategic initiatives.”

Conference Call
BGSF will discuss its third quarter 2025 financial results during a conference call and webcast at 9:00 a.m. ET on November 7, 2025. Interested participants may dial 1-888-506-0062 (Toll Free) or 1-973-528-0011 (International) and enter access code 736091. A replay of the call will be available until November 21, 2025. To access the replay, please dial 1-877-481-4010 (Toll Free), or 1-919-882-2331 (International) and enter access code 52955. The live webcast and archived replay are accessible from the investor relations section of the Company’s website at https://investor.bgsf.com/events-and-presentations/default.aspx

About BGSF

BGSF provides best-in-class property management resources and solutions to growing apartment and luxury communities, as well as commercial properties, and was awarded Supplier Company of the Year by the National Apartment Association in recent years. Through its exclusive and semi-exclusive agreements with some of the largest property management companies in North America, BGSF offers differentiated advantages to clients, including trained talent and unique technological platforms that seek to maximize efficiencies in the growing residential and commercial leased property industries. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding BGSF’s expectations, hopes, beliefs, intentions, plans, prospects, or strategies regarding the future revenue and the business plans of BGSF’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of BGSF considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on BGSF as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting BGSF will be those anticipated. These forward-looking statements involve a number of risks, uncertainties, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services or solutions utilized by BGSF’s client partners and such client partners’ needs for these services or solutions, market acceptance of new offerings of services or solutions, the ability of BGSF to expand what it does for existing client partners as well as to add new client partners, whether BGSF will have sufficient capital to operate as anticipated, the impact of the use of AI-powered sales and recruiting technologies and the timing of their availability, the impact of our strategic initiatives and cost reductions, the demand for BGSF’s services and solutions, economic activity in BGSF’s industry and in general, and certain risks, uncertainties, and assumptions described in BGSF’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. BGSF undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@BGSF.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.

UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 28, 2025	December 29, 2024
ASSETS
Current assets
Cash and cash equivalents	$41,170	$32
Accounts receivable (net of allowance for credit losses of $1,156 and $910, respectively)	15,126	17,148
Escrow receivable	4,950	—
Prepaid expenses	1,121	1,600
Other current assets	1,620	2,213
Current assets of discontinued operations	—	24,354
Total current assets	63,987	45,347
Property and equipment, net	279	608

Other assets
Deposits	1,938	2,003
Software as a service, net	3,143	4,068
Deferred income taxes, net	9,299	7,849
Right-of-use asset - operating leases, net	738	1,083
Intangible assets, net	3,115	4,385
Goodwill	1,074	1,074
Noncurrent assets of discontinued operations	—	83,694
Total other assets	19,307	104,156
Total assets	$83,573	$150,111
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Dividend payable	$22,400	$—
Accounts payable	1,958	80
Accrued payroll and expenses	5,348	4,868
Transition services payable	1,474	—
Long-term debt, current portion (net of debt issuance costs of $— and $24, respectively)	—	3,801
Accrued interest	—	223
Income taxes payable	332	212
Note payable	539	—
Convertible note	—	4,368
Lease liabilities, current portion	433	544
Current liabilities of discontinued operations	—	11,825
Total current liabilities	32,484	25,921

Line of credit (net of debt issuance costs of $— and $770, respectively)	—	5,625
Long-term debt, less current portion (net of debt issuance costs of $— and $198, respectively)	—	32,527
Lease liabilities, less current portion	403	698
Noncurrent liabilities of discontinued operations	—	3,071
Total liabilities	32,887	67,842
Commitments and contingencies
Preferred stock, $0.01 par value per share, 500,000 shares authorized, -0- shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 19,500,000 shares authorized 11,199,787 and 10,887,509 shares issued and outstanding, respectively, net of 3,930 shares of treasury stock, at cost, respectively.	55	53
Additional paid in capital	71,345	70,260
(Accumulated deficit) retained earnings	(20,714)	11,956
Total stockholders’ equity	50,686	82,269
Total liabilities and stockholders’ equity	$83,573	$150,111

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and dividend amounts)

For the Thirteen and Thirty-nine Week Periods Ended September 28, 2025 and September 29, 2024

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	2025	2024	2025	2024
Revenues	$26,895	$29,824	$71,284	$80,096
Cost of services	17,235	19,128	45,654	50,461
Gross profit	9,660	10,696	25,630	29,635
Selling, general, and administrative expenses	10,223	11,363	31,804	32,365
Gain on contingent consideration	(450)	—	(450)	—
Depreciation and amortization	824	336	1,411	1,007
Operating loss	(937)	(1,003)	(7,135)	(3,737)
Interest expense, net	(1,570)	(1,222)	(4,595)	(3,518)
Loss from continuing operations before income taxes	(2,507)	(2,225)	(11,730)	(7,255)
Income tax (expense) benefit from continuing operations	(571)	413	1,461	1,402
Net loss from continuing operations	(3,078)	(1,812)	(10,269)	(5,853)
Loss from discontinued operations:
Income from discontinued operations	226	1,473	3,695	4,703
Loss on sale	(2,892)	—	(2,892)	—
Income tax expense	(68)	(465)	(804)	(1,207)
Net loss	$(5,812)	$(804)	$(10,270)	$(2,357)

Net (loss) income per share - basic:
Net loss from continuing operations	$(0.28)	$(0.17)	$(0.93)	$(0.54)
Net income (loss) from discontinued operations:
Income	0.02	0.13	0.34	0.43
Loss on sale	(0.26)	—	(0.26)	—
Income tax expense	—	(0.03)	(0.08)	(0.11)
Net loss per share - basic	$(0.52)	$(0.07)	$(0.93)	$(0.22)

Net (loss) income per share-diluted:
Net loss from continuing operations	$(0.28)	$(0.17)	$(0.93)	$(0.54)
Net income (loss) from discontinued operations:
Income	0.02	0.13	0.34	0.43
Loss on sale	(0.26)	—	(0.26)	—
Income tax expense	—	(0.03)	(0.08)	(0.11)
Net loss per share - diluted	$(0.52)	$(0.07)	$(0.93)	$(0.22)

Weighted-average shares outstanding:
Basic	11,079	10,919	11,018	10,882
Diluted	11,079	10,919	11,018	10,882

Cash dividends declared per common share	$2.00	$—	$2.00	$0.15

PROPERTY MANAGEMENT SEGMENT
(dollars in thousands) (unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Contract field talent	$26,341	$29,380	$69,619	$78,711
Contingent placements	554	444	1,665	1,385
Revenue	26,895	29,824	71,284	80,096
Compensation and related	17,197	19,088	45,541	50,341
Other	38	40	113	120
Gross profit	9,660	10,696	25,630	29,635
Selling:
Compensation	4,349	4,965	12,469	14,286
Advertising, occupancy, and travel	472	537	1,297	1,445
Software, insurance, and professional fees	483	316	1,152	949
Other	368	659	2,577	2,033
Contributions to overhead	3,988	4,219	8,135	10,922
General and administrative:
Compensation	2,073	2,348	6,318	7,027
Software	750	694	2,197	1,920
Professional fees	131	437	1,334	1,369
Strategic alternatives review	482	526	2,116	874
Other	1,115	881	2,345	2,462
Gain on contingent consideration	(450)	—	(450)	—
Depreciation and amortization	824	336	1,411	1,007
Operating loss	(937)	(1,003)	(7,136)	(3,737)
Interest expense, net	(1,570)	(1,222)	(4,595)	(3,518)
Income tax (expense) benefit from continuing operations	(571)	413	1,461	1,402
Net loss from continuing operations	$(3,078)	$(1,812)	$(10,270)	$(5,853)

Capital expenditures	$117	$270	$123	$1,132
Total assets	$41,881	$50,241	$41,881	$50,241

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

For the Thirty-nine Week Periods Ended September 28, 2025 and September 29, 2024

	2025	2024
Cash flows from operating activities
Net loss	$(10,270)	$(2,357)
Net income from discontinued operations	(2,890)	(3,496)
Adjustments to reconcile net loss to net cash (used in) provided by activities:
Depreciation	86	121
Amortization	1,325	886
Software as a service	950	417
Loss on sale of discontinued operations	2,892	—
Loss on disposal of property and equipment	11	3
Contingent consideration adjustment	(450)	—
Amortization of debt issuance costs	1,022	129
Interest expense on note payable	235	—
Provision for credit losses	1,822	1,493
Share-based compensation	850	725
Deferred income taxes	(1,450)	1,248
Accounts receivable	(2,236)	5,205
Escrow receivable	(4,950)	—
Prepaid expenses	302	1,272
Other current assets	(516)	795
Deposits	73	593
Accounts payable	1,877	126
Accrued payroll and expenses	2,642	(87)
Accrued interest	(223)	(152)
Income taxes receivable	323	(566)
Transition services payable	1,474	—
Other current liabilities	1,939	—
Operating leases	(15)	(65)
Other long-term liabilities	3,406	10,137
Net cash (used in) provided by continuing operating activities	(1,771)	16,427
Net cash provided by discontinued operating activities	227	4,751
Net cash (used in) provided by operating activities	(1,544)	21,178
Cash flows from investing activities
Proceeds from business sold	91,528	—
Capital expenditures	(122)	(1,063)
Net cash provided by (used in) continuing investing activities	91,406	(1,063)
Net cash used in discontinued investing activities	(193)	(307)
Net cash provided by (used in) investing activities	91,213	(1,370)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

For the Thirty-nine Week Periods Ended September 28, 2025 and September 29, 2024

	2025	2024
Cash flows from financing activities
Net payments under line of credit	(10,220)	(17,188)
Proceeds from issuance of long-term debt	—	4,250
Principal payments on long-term debt	(32,725)	(850)
Payment of convertible note	(4,368)	—
Payments of dividends	—	(1,639)
Issuance of ESPP shares	134	355
Issuance of shares under the 2013 Long-Term Incentive Plan	—	262
Contingent consideration paid	(1,289)	—
Payments of debt issuance costs	(29)	(554)
Net cash used in financing activities	(48,497)	(15,364)
Net change in cash and cash equivalents of continuing operations	41,138	—
Cash and cash equivalents, beginning of period	32	—
Cash and cash equivalents, end of period	$41,170	$—
Supplemental cash flow information:
Cash paid for interest, net	$3,398	$3,396
Cash paid for taxes, net of refunds	$535	$111
Non-cash transaction: Dividends declared	$22,400	$—

NON-GAAP FINANCIAL MEASURES

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand our financial performance, we supplements our GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities or measures of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone.

We define “Adjusted EBITDA" as earnings before interest expense, income taxes, depreciation and amortization expense, costs associated with the evaluation of potential strategic alternatives (“strategic alternatives review”), software as a service costs, and certain non-cash expenses such as share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance.

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, the strategic alternatives review, software as a service costs, and certain non-cash expenses such as share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Net Loss to Adjusted EBITDA
(dollars in thousands)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended		Thirteen Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024	June 29, 2025
Net loss from continuing operations	$(3,078)	$(1,812)	$(10,269)	$(5,853)	$(4,862)
Income tax benefit	571	(413)	(1,461)	(1,402)	(1,392)
Interest expense, net	1,570	1,222	4,595	3,518	1,829
Operating loss	(937)	(1,003)	(7,135)	(3,737)	(4,425)
Depreciation and amortization	824	336	1,411	1,007	259
Gain on contingent consideration	(450)	—	(450)	—	—
Share-based compensation	545	286	850	725	137
Strategic alternatives review	482	526	2,116	874	1,613
Software as a service[2]	516	179	950	417	291
Transaction fees	—	1	—	42	—
Aged receivable adjustment	—	(250)	1,070	758	980
Adjusted EBITDA from continuing operations	980	75	(1,188)	86	(1,145)
Adjusted EBITDA Margin (% of revenue)	3.6%	0.3%	(1.7)%	0.1%	(4.9)%
(Loss) income from discontinued operations	(1,929)	1,008	(2)	3,496	1,126
Adjustments to discontinued operations	2,073	2,885	4,429	6,144	1,142
Adjusted EBITDA from discontinued operations	144	3,893	4,427	9,640	2,268
Adjusted EBITDA, net	$1,124	$3,968	$3,239	$9,726	$1,123
2 We capitalizes direct costs incurred in cloud computing implementation from hosting arrangements, which are reported as a Software as a service and are expensed as incurred in selling, general, and administrative expenses.

Reconciliation of Net Loss EPS to Adjusted EPS

	Thirteen Weeks Ended		Thirty-nine Weeks Ended		Thirteen Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024	June 29, 2025
Net loss from continuing operations per diluted share	$(0.28)	$(0.17)	$(0.93)	$(0.54)	$(0.44)
Income tax (benefit) expense	0.05	(0.04)	(0.13)	(0.13)	(0.13)
Interest expense, net	0.14	0.11	0.42	0.32	0.17
Operating loss	(0.09)	(0.10)	(0.64)	(0.35)	(0.40)
Depreciation and amortization	0.07	0.03	0.13	0.09	0.02
Gain on contingent consideration	(0.04)	—	(0.04)	—	—
Share-based compensation	0.05	0.03	0.08	0.07	0.01
Strategic alternatives review	0.04	0.05	0.19	0.08	0.15
Software as a service	0.05	0.02	0.09	0.04	0.03
Aged receivable adjustment	—	(0.02)	0.10	0.07	0.09
Adjusted EPS from continuing operations	0.08	0.01	(0.09)	—	(0.10)
Adjusted EPS from discontinued operations	0.01	0.35	0.40	0.87	0.21
Adjusted EPS	$0.09	$0.36	$0.31	$0.87	$0.11
2 We capitalizes direct costs incurred in cloud computing implementation from hosting arrangements, which are reported as a Software as a service and are expensed as incurred in selling, general, and administrative expenses.